Exhibit 99.1

Vital Images, Inc., To Present at Piper Jaffray Health Care Conference

Presentation Will Be Webcast Live Tuesday, January 27, 1:30 p.m. ET

MINNEAPOLIS, Jan. 26 /PRNewswire-FirstCall/ — Vital Images, Inc. (Nasdaq: VTAL), a medical imaging software company, today announced that Jay D. Miller, president and CEO, and Gregory S. Furness, vice president, finance and CFO, will present at the Piper Jaffray Health Care Conference on Tuesday, January 27, 2004, at 1:30 p.m. ET. This conference is being held January 27-29 at the Pierre Hotel in New York City.

The presentation will be accessible via live Webcast on the investor relations section of Vital Images’ Web site at www.vitalimages.com . The Webcast will be archived for replay for one month.

About Vital Images

Vital Images is a leading provider of 3D imaging software for use in disease screening applications, clinical diagnosis and therapy planning. The company’s technology utilizes high-speed volume visualization and analysis, as well as network communications based on DICOM and Internet protocols. Vital Images cost effectively brings 3D visualization and analysis into the day-to- day practice of medicine. Press releases, examples of 3D medical imaging and other corporate information are available on Vital Images’ Web site at www.vitalimages.com .

SOURCE Vital Images, Inc. CONTACT: Gregory S. Furness, Chief Financial Officer of Vital Images, Inc., +1-763-852-4100; or Nancy A. Johnson, njohnson@psbpr.com , or Marian Briggs, mbriggs@psbpr.com , both of Padilla Speer Beardsley, +1-612-455-1700